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                                                                    Exhibit 4(d)

                              CHECKFREE CORPORATION

                           THIRD AMENDED AND RESTATED
                           --------------------------
                             1995 STOCK OPTION PLAN
                             ----------------------

     1. PURPOSE. This plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain Key Associates, officers, directors, consultants and advisers who render services to CHECKFREE CORPORATION, a Delaware corporation (the "Company"), and any current or future Subsidiary or Parent thereof (together the "Company Group"), by the granting of stock options (the "Options") as provided herein. By encouraging such stock ownership, the Company seeks to attract, retain and motivate employees, officers, directors, consultants and advisers of training, experience and ability. The Options granted under the Plan may be either incentive stock options ("ISOs") which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not meet such requirements ("Non-statutory Options").

     2. EFFECTIVE DATE. The Plan shall become effective on August 8, 1995, the date the Plan was adopted by the Board of Directors of the Company and approved by a majority of the shares of common stock of the Company entitled to vote thereon (the "Effective Date").

     3. ADMINISTRATION.

        (a) The Plan shall be administered by the Board of Directors of the Company(the "Board"), which may, to the full extent permitted by law, delegate all or any of its powers under the Plan to a committee (the "Committee") which consists of not fewer than two members of the Board. If the Committee is so appointed and to the extent such powers are delegated, all references to the Board in the Plan shall mean and relate to the Committee. If any class of equity securities of the Company is registered under section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), all members of the Committee will be "non-employee directors" as defined in Rule 16b-3(b)(2)(i) promulgated under the 1934 Act (or any successor rule of like tenor and effect) and "outside directors" as defined in section 162(m) of the Code and the regulations promulgated thereunder.

       (b) Subject to the provisions of the Plan, the Board is authorized to establish, amend and rescind such rules and regulations as it may deem appropriate for its conduct and for the proper administration of the Plan, to make all determinations under and interpretations of, and to take such actions in connection with, the Plan or the Options granted thereunder as it may deem necessary or advisable. All actions taken by the Board under the Plan shall be final and binding on all persons. No member of the Board shall be liable for any action taken or determination made relating to the Plan, except for gross negligence or willful misconduct.

       (c) Each member of the Board shall be indemnified by the Company against costs, expenses and liabilities (other than amounts paid in settlements to which the Company does not consent, which consent shall not be unreasonably withheld) reasonably incurred by such member in connection with any action taken in relation to the Plan to which he or she may be a party by reason of service as a member of the Board, except in relation to matters as to which he or she shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall be in addition to such other rights as the Board member may enjoy as a matter of law, by reason of insurance coverage of any kind, or otherwise.

     4. ELIGIBILITY.

        (a) ISOs and Non-statutory Options may be granted to such Key Associates of the Company Group, and Non-statutory Options only may be granted to directors who are not employees of and to consultants and advisers who render services to the Company Group, as the Board shall select from time to time (the "Optionees"). More than one Option may be granted to an individual under the Plan.

        (b) No ISO may be granted to an individual who, at the time an ISO is granted, is considered under Section 422(b)(6) of the Code to own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary corporation; PROVIDED, HOWEVER, this


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restriction shall not apply if at the time such ISO is granted the option price per Share of such ISO shall be at least 110% of the Fair Market Value of such Share, and such ISO by its terms is not exercisable after the expiration of five years from the date it is granted. This subparagraph 4(b) has no application to Options granted under the Plan as Non-statutory Options.

       (c) The aggregate Fair Market Value (determined as of the date the ISO is granted) of Shares with respect to which ISOs are exercisable for the first time by any Optionee during any calendar year under the Plan or any other ISO plan of the Company or the Company Group may not exceed $100,000. If an ISO which exceeds the $100,000 limitation of this subparagraph 4(c) is granted, the portion of such Option which is exercisable for Shares in excess of the $100,000 limitation shall be treated as a Non-statutory Option pursuant to Section 422(d) of the Code. Except as otherwise expressly provided in the immediately preceding sentence, this subparagraph 4(c) has no application to Options granted under the Plan as Non-statutory Options.

     5. STOCK SUBJECT TO PLAN. The stock subject to Options under the Plan shall be shares of the common stock, $.01 par value, of CheckFree Corporation ("Shares"). The Shares issued pursuant to Options granted under the Plan may be authorized and unissued Shares, Shares purchased on the open market or in a private transaction, or Shares held as treasury stock. The aggregate number of Shares for which Options may be granted under the Plan shall not exceed 12,000,000 Shares, subject to adjustment in accordance with the terms of paragraph 12 hereof. The maximum number of shares for which Options may be granted under the Plan during any calendar year to any one Key Associate may not exceed 500,000 shares, subject to adjustment in accordance with the terms of paragraph 12 hereof. Any Shares subject to an Option which for any reason expires or is terminated unexercised as to such Shares and any Shares reacquired by the Company pursuant to any forfeiture hereunder may again be the subject of an Option under the Plan. The Board, in its sole discretion, may permit the exercise of any Option as to full Shares or fractional Shares. Proceeds from the sale of Shares under Options shall constitute general funds of the Company.

     6. TERMS AND CONDITIONS OF OPTIONS.

        (a) At the time of grant, the Board shall determine whether the Options granted are to be ISOs or Non-statutory Options and shall enter into stock option agreements with the recipients accordingly. All Options granted shall be authorized by the Board and, within a reasonable time after the date of grant, shall be evidenced by stock option agreements in writing ("Stock Option Agreements"), in such form and containing such terms and conditions not inconsistent with the provisions of this Plan as the Board shall from time to time determine. Any action under paragraph 12 may be reflected in an amendment to or restatement of such Stock Option Agreements.

        (b) The Board may grant Options having terms and provisions which vary from those specified in the Plan if such Options are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

     7. PRICE. The option price per Share (the "Option Price") of each Option granted under the Plan shall be determined by the Board; PROVIDED, HOWEVER, the Option Price of each ISO granted under the Plan shall not be less than the Fair Market Value (determined without regard to any restrictions other than a restriction which, by its terms, will never lapse) of a Share on the date of grant of such Option. An Option shall be considered granted on the date the Board acts to grant the Option or such later date as the Board shall specify.

     8. OPTION PERIOD. The period during which the Option may be exercised (the "Option Period") shall be determined by the Board; PROVIDED, HOWEVER, any ISO granted under the Plan shall have an Option Period which does not exceed 10 years from the date the ISO is granted.

     9. NON-TRANSFERABILITY OF OPTIONS. An Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by him or by his guardian or legal representative. Notwithstanding the foregoing, an Optionee may transfer a Non-Statutory Option to members of his or her immediate family (as defined in Rule 16a-1 promulgated


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under the 1934 Act), to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners if
(a) the stock option agreement with respect to such Non-Statutory Option as approved by the Committee expressly so provides and (b) the Optionee does not receive any consideration for the transfer. Non-Statutory Options held by such transferees are subject to the same terms and conditions that applied to such Non-Statutory Options immediately prior to transfer.

     10. EXERCISE OF OPTIONS.

         (a) Options granted hereunder will be exercisable upon the terms and conditions and in accordance with the vesting percentages determined by the Board in its sole discretion. Notwithstanding the foregoing or the terms and conditions of any Stock Option Agreement to the contrary, (i) in the event of the Optionee's termination of employment as specified in subparagraph 11(a), the Options shall be exercisable to the extent and for the period specified in subparagraph 11(a); (ii) in the event of the Optionee's termination of employment by reason death or by the Company by reason of Disability as specified in subparagraph 11(b), the Options shall be exercisable to the extent and for the period specified in subparagraph 11(b); (iii) in the event of the Optionee's termination of employment by reason of Retirement, the Options shall be exercisable to the extent and for the period specified in subparagraph 11(d); and (iv) in the event of a Change in Control, the Options shall become exercisable as specified in subparagraph 12(c).

        (b) An Option shall be exercisable only upon delivery of a written notice to the Company's Chief Financial Officer or any other officer of the Company designated by the Board to accept such notices on its behalf, specifying the number of Shares for which it is exercised.

        (c) Within five business days following the date of exercise of an Option, the Optionee or other person exercising the Option shall make full payment of the Option Price (i) in cash; (ii) with the consent of the Board, by tendering previously acquired Shares which have been held by the Optionee for at least six months (valued at their Fair Market Value as of the date of tender);
(iii) with the consent of the Board, and to the extent permitted by applicable law, with a full recourse promissory note of the Optionee for the portion of the Option Price in excess of the par value of Shares subject to the Option, under terms and conditions determined by the Board and in cash for the par value of the Shares; (iv) with the consent of the Board, any combination of (i), (ii), or
(iii); or (v) with the consent of the Board, if the Shares subject to the Option have been registered under the Securities Act of 1933, as amended (the "1933 Act"), and there is a regular public market for the Shares, by delivering to the Company on the date of exercise of the Option written notice of exercise together with:

               (A) written instructions to forward a copy of such notice of exercise to a broker or dealer as defined in Section 3(a)(4) and 3(a)(5) of the 1934 Act, and designated in such notice ("Broker"), and to deliver to the specified account maintained with the Broker by the person exercising the Option a certificate for the Shares purchased upon the exercise of the Option, and

               (B) a copy of irrevocable instructions to the Broker to deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the Option.

     If previously acquired Shares are to be used to pay the exercise price of an ISO, the Company prior to such payment must be furnished with evidence satisfactory to it that the acquisition of such Shares and their transfer in payment of the exercise price satisfy the requirements of Section 422 of the Code and other applicable laws.


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     11. TERMINATION OF EMPLOYMENT.

         (a) Upon termination of an Optionee's employment with the Company Group, other than by reason of death or Retirement or termination by the Company by reason of Disability or For Cause, the Optionee shall have 30 days after the date of termination of employment (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by him to the extent the same were exercisable on the date of termination. The Board may cancel an Option during the 30-day period after termination of employment referred to in this paragraph if the Optionee engages in employment or activities contrary, in the sole opinion of the Board, to the best interests of the Company.

        (b) Upon termination of an Optionee's employment by death or by the Company by reason of Disability ("Disability Related Termination"), the Optionee or the Optionee's personal representative, or the person or persons to whom his rights under the Options pass by will or the laws of descent or distribution, shall have one year after the date of death or the date of the Disability Related Termination (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by the Optionee to the extent the same were exercisable on the date of the Optionee's termination of employment, except that the time elapsed from the date of death or a Disability Related Termination to the date of exercise of such Option shall accrue toward any vesting requirements in the Stock Option Agreement evidencing such Option as if the Optionee had remained employed by the Company.

        (c) Upon termination of an Optionee's employment For Cause, all Options held by such Optionee shall terminate effective on the date of termination of employment.

        (d) With respect only to options granted after September 15, 1997, upon termination of an Optionee's employment by reason of Retirement, the Optionee shall have three years after the date of Retirement (but not later than the expiration of the Stock Option Agreement) to exercise any Option held by Optionee at the time of Retirement to the extent the same was exercisable on the date of the Optionee's exercise of the Option, except that the time elapsed from the date of Retirement to the date of exercise of such Option shall accrue toward any vesting requirements in the Stock Option Agreement evidencing such Option as if the Optionee had remained employed by the Company; PROVIDED, HOWEVER, notwithstanding the foregoing, in the event of the Optionee's death after Retirement, the Optionee or the Optionee's personal representative, or the person or persons to whom his rights under the Options pass by will or the laws of descent or distribution, shall have one year after the date of death (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by the Optionee to the extent the same were exercisable on the date of the Optionee's death and the elapsed time from the date of death to the exercise of the Option shall not accrue toward any vesting requirements in the Stock Option Agreement evidencing such Option; PROVIDED FURTHER, at the time of the exercise of an Option by an Optionee following termination of employment by reason of Retirement, the Optionee shall represent and warrant to the Company that he has been in material compliance with all terms and conditions of the Retirement Agreement with the Company (as defined in Section 27(f) hereof); and PROVIDED FURTHER, that in the event that the Optionee violates the Retirement Agreement, all of the Optionee's unexercised Options shall immediately terminate and the Optionee shall return to the Company the economic value of any Option which was realized or obtained (measured at the date of exercise) by the Optionee after the violation of the Retirement Agreement.

     12. STOCK SPLITS; MERGERS; REORGANIZATIONS; CHANGE IN CONTROL.

         (a) In the event of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation or other change in the Company's capitalization, the aggregate number of Shares for which Options may be granted under this Plan, the number of Shares subject to outstanding Options and the Option Price of the Shares subject to outstanding Options shall be proportionately adjusted or substituted to reflect the same. The Board shall make such other adjustments to the Options, the provisions of the Plan and the Stock Option Agreements as may be appropriate and equitable, which adjustments may provide for the elimination of fractional Shares.

        (b) In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of Shares which thereafter may be purchased pursuant to an Option under the Plan and the number and kind of Shares then subject to

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Options granted hereunder and the price per Share thereof shall be appropriately adjusted in such manner as the Board may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder.

        (c) In the event of a Change in Control, all outstanding options granted under this Plan shall then be immediately exercisable to the extent of 100% of the Shares subject thereto notwithstanding any contrary waiting or vesting periods specified in this Plan or in any applicable Stock Option Agreement.

     13. SALE OF OPTION SHARES. If any class of equity securities of the Company is registered pursuant to Section 12 of the 1934 Act, any Optionee or other person exercising the Option who is subject to Section 16 of the 1934 Act by virtue of his or her relationship to the Company shall not sell or otherwise dispose of the Shares subject to Option unless at least six months have elapsed from the date of grant of the Option.

     14. RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate to the Optionee for such Shares.

     15. NO CONTRACT OF EMPLOYMENT. Nothing in the Plan or in any Option or Stock Option Agreement shall confer on any Optionee any right to continue in the employ or service of the Company or any Parent or Subsidiary of the Company or interfere with the right of the Company to terminate such Optionee's employment or other services at any time. The establishment of the Plan shall in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company or any Parent or Subsidiary of the Company and the Optionee. Options granted under the Plan shall not be affected by any change of duties or position of the Optionee with the Company.

     16. AGREEMENTS AND REPRESENTATIONS OF OPTIONEES. As a condition to the exercise of an Option, the Board may, in its sole determination, require the Optionee to represent in writing that the Shares being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such Shares to sell or otherwise dispose of the same.

     17. WITHHOLDING TAXES. The Company's obligation to deliver Shares upon exercise of an Option shall be subject to the Optionee's satisfaction of all applicable federal, state or local tax withholding obligations. The Company shall have the right to withhold from any salary, wages, or other compensation for services payable by the Company to or with respect to an Optionee, amounts sufficient to satisfy any federal, state or local withholding tax liability attributable to such Optionee's (or any beneficiary's or personal representative's) receipt or disposition of Shares purchased under any Option or to take any such other action as it deems necessary to enable it to satisfy any such tax withholding obligations. The Board, in its sole discretion, may permit Optionees to elect to have Shares that would be acquired upon exercise of Options (valued at their Fair Market Value as of the date of exercise) withheld by the Company in satisfaction of such Optionees' withholding tax liabilities.

     18. EXCHANGES. The Board may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Optionee of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option shall be exercisable at such price, during such period and on such other terms and conditions as are specified by the Board at the time the new Option is granted. Upon surrender, the Options surrendered shall be cancelled and the Shares previously subject to them shall be available for the grant of other Options.

     19. REPURCHASE OF SHARES BY THE COMPANY. Any Shares purchased or acquired upon exercise of an Option may, in the sole discretion of the Board, be subject to repurchase by or forfeiture to the Company if and to the extent and at the repurchase price, if any, specifically set forth in the Stock Option Agreement pursuant to which the Shares were purchased or acquired. Certificates representing Shares subject to such repurchase or forfeiture may be subject to such escrow and stock legend provisions as may be set forth in the Stock Option Agreement pursuant to which the Shares were purchased or acquired.

     20. CONFIDENTIALITY AGREEMENTS. Upon the Company's request, each Optionee shall execute, prior to or contemporaneously with the grant of any Option hereunder, the Company's then standard form of


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agreement relating to nondisclosure of confidential information, noncompetition and/or assignment of inventions and related matters.

     21. COMPLIANCE WITH LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver the Shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Options issued under the Plan shall not be exercisable prior to (i) the date upon which the Company shall have registered the Shares for which Options may be issued hereunder under the 1933 Act, and
(ii) the completion of any registration or qualification of such Shares under state law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable in connection therewith, or alternatively, unless the Company shall have received an opinion from counsel to the Company stating that the exercise of such Options may be effected without registering the Shares subject to such Options under the 1933 Act, or under state or other law.

     22. ASSUMPTION. The Plan may be assumed by the successors and assigns of the Company.

     23. EXPENSES. All expenses and costs in connection with administration of the Plan shall be borne by the Company.

     24. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may terminate, amend or modify the Plan at any time without further action on the part of the shareholders of the Company; PROVIDED, HOWEVER, that (a) in no event shall any amendment be made to the Plan which would cause the ISOs granted hereunder to fail to qualify as incentive stock options under the Code; (b) any amendment to the Plan which requires the approval of the shareholders of the Company under the Code or the regulations promulgated thereunder shall be subject to approval by the shareholders of the Company in accordance with the Code or such regulations; and (c) any amendment to the Plan which requires the approval of the shareholders of the Company under any rules promulgated under the 1934 Act shall be subject to the approval of the shareholders of the Company in accordance with such rules. No amendment, modification or termination of the Plan shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of the Optionee or the transferee of such Option.

     With the consent of the Optionee affected, the Board may amend outstanding Options or related agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding ISO's granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

     25. TERM OF PLAN. The Plan shall become effective on the Effective Date, subject to the approval of the Plan by the holders of a majority of the shares of common stock of the Company entitled to vote on, or within twelve months of, the date of the Plan's adoption by the Board, and all Options granted prior to such approval shall be subject to such approval. The Plan shall terminate on the tenth anniversary of the Effective Date, or such earlier date as may be determined by the Board. Termination of the Plan, however, shall not affect the rights of Optionees under Options previously granted to them, and all unexpired Options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

     26. LIMITATION OF LIABILITY. The liability of the Company Group under this Plan or in connection with any exercise of an Option is limited to the obligations expressly set forth in the Plan and in any Stock Option Agreements, and no term or provision of this Plan or of any Stock Option Agreements shall be construed to impose any further or additional duties, obligations or costs on the Company Group not expressly set forth in the Plan or the Stock Option Agreements.


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     27. DEFINITIONS.

     As used in this Plan, the following terms have the meanings indicated.

          (a) CHANGE IN CONTROL. "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

               (i) Any Person (other than a Person in control of the Company as of the Effective Date of the Plan, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities; or

               (ii) The stockholders of the Company approve: (x) a plan of complete liquidation of the Company; or (y) an agreement for the sale or disposition of all or substantially all the Company's assets; or (z) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

     However, in no event shall a "Change in Control" be deemed to have occurred, with respect to an Optionee, if the Optionee is part of a purchasing group which consummates the Change in Control transaction. An Optionee shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Optionee is an equity participant or has been identified as a potential equity participant in the purchasing company or group except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing directors.

     For purposes of this definition of Change in Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act, and used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof, and "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

        (b) DISABILITY. "Disability" means any injury of the body or any disorder of the body or mind which renders the Optionee unable to perform the material and substantial duties of his regular employment by the Company Group at the time of the Optionee's termination of employment by the Company Group. The Company's determination that a termination of employment was not a Disability Related Termination may be disputed by the Optionee for purposes of any Option held by the Optionee under this Plan upon written notice to the Company's Chief Financial Officer within 30 days after termination of employment. If so disputed, the Company will promptly select a physician, the Optionee will promptly select a physician, and the physicians so selected will select a third physician ("Independent Physician") who will make a binding determination of Disability for purposes of this Plan. The Optionee will make himself available for and submit to examinations by such physicians as may be directed by the Company. Failure of the Optionee to submit to any examination or failure of the Independent Physician to make his determination within 90 days after the date of the notice that the Optionee disputed the Company's determination shall constitute acceptance of the Company's determination as to Disability. If the decision of the Independent Physician upholds the Company's determination, any outstanding Option held by the Optionee shall be exercisable for 30 days from the date of such decision (but not later than the expiration of the date of the Stock Option Agreement) to the extent that the Option was exercisable on the date of the Optionee's termination of employment and thereafter the Option shall terminate.

        (c) FAIR MARKET VALUE. If the Shares are publicly traded, the term "Fair Market Value," as used in this Plan, shall mean (i) the closing price quoted in the NASDAQ National Market System, if the Shares are so quoted, (ii) the last quote reported by NASDAQ for small-cap issues, if the Shares are so quoted,
(iii) the mean


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between the bid and asked prices as reported by NASDAQ, if the Shares are so quoted, or (iv) if the Shares are listed on a securities exchange, the closing price at which the Shares are quoted on such exchange, in each case at the close of the date immediately before the Option is granted or, if there be no quotation or sale on that date, the next previous date on which the Shares were quoted or traded. In all other cases, Fair Market Value of the Shares shall be determined by and in accordance with procedures established in good faith by the Board and with respect to ISOs, conforming to regulations issued by the Internal Revenue Service regarding incentive stock options.

       (d) KEY ASSOCIATES. "Key Associates" means all executive, administrative, operational and managerial employees of the Company Group who are determined by the Board to be eligible for Options under the Plan.

       (e) PARENT AND SUBSIDIARY. The terms "Parent" and "Subsidiary" shall have the respective meanings set forth in sections 424(e) and (f) of the Code.

       (f) RETIREMENT. "Retirement" means the termination of employment by an Optionee who has attained the age of at least 59 1/2, who has been continuously employed by the Company Group for at least five years, and who has entered into a written confidentiality and non-competition agreement with the Company ("Retirement Agreement") in a form acceptable to the Board at the time of such termination of employment.

       (g) TERMINATION OF EMPLOYMENT FOR CAUSE. Termination of employment "For Cause" means termination of employment for (i) the commission of an act of dishonesty, including but not limited to misappropriation of funds or property of the Company; (ii) the engagement in activities or conduct injurious to the reputation of the Company; (iii) the conviction or entry of a guilty or no contest plea to a misdemeanor involving an act of moral turpitude or a felony;
(iv) the violation of any of the terms and conditions of any written agreement the Optionee may have from time to time with the Company (following 30 days' written notice from the Company specifying the violation and the employee's failure to cure such violation within such 30-day period); or (v) any refusal to comply with the written directives, policies or regulations established from time to time by the Board.


                                     CHECKFREE CORPORATION

                                     By:  /s/ Peter J. Kight
                                          ------------------------------
                                          Peter J. Kight
                                          Chairman and Chief Executive Officer


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



                                                          [ISO /or/ NSO] No. 95-

                              CHECKFREE CORPORATION
                          [INCENTIVE /OR/ NONSTATUTORY]
                             STOCK OPTION AGREEMENT
                                    UNDER THE
                           THIRD AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN
                             ----------------------

     CheckFree Corporation (the "Company") hereby grants, effective this __ day of ___________________, 19 (the "Effective Date") to ________________ (the
"Optionee") an option to purchase _____ shares of its common stock, without par value (the "Option Shares"), at a price of __________________ Dollars ($____________) per share pursuant to the Company's Third Amended and Restated 1995 Stock Option Plan (the "Plan"), subject to the following:

     1. RELATIONSHIP TO THE PLAN. This option is granted pursuant to the Plan, and is in all respects subject to the terms, provisions and definitions of the Plan and any amendments thereto. The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and conditions thereof. The Optionee accepts this option subject to all the terms and provisions of the Plan (including without limitation provisions relating to nontransferability, exercise of the option, sale of the option shares, termination of the option, adjustment of the number of shares subject to the option, and the exercise price of the option). The Optionee further agrees that all decisions and interpretations made by the Stock Option Committee (the "Committee"), as established under the Plan, and as from time to time constituted, are final, binding, and conclusive upon the Optionee and his or her heirs. This option [IS/IS NOT] an Incentive Stock Option under the Plan.

     2. TIME OF EXERCISE. This option may be exercised, from time to time, in full or in part, by the Optionee to the extent the option is vested based upon the number of full years the Optionee is an employee of the Company after the Effective Date (the "Vested Percentage") and remains exercisable (subject to the provisions herein and the Plan) until it has been exercised as to all of the Shares or the anniversary of the Effective Date, whichever occurs first. The Optionee is entitled to exercise this option to the extent of the percentage of, and not to exceed in the aggregate, the maximum number of the Shares, based upon the Vested Percentage, from time to time, as determined in accordance with the following schedule:

                       Years of Employment                    Total
                     After the Effective Date           Vested Percentage
                     ------------------------           -----------------


Notwithstanding the foregoing, this option may not be exercised unless (i) the Option Shares are registered under the Securities Act of 1933, as amended, and are registered or qualified under applicable state securities or "blue sky" laws, or (ii) the Company has received an opinion of counsel to the Company to the effect that the option may be exercised and Option Shares may be issued by the Company pursuant thereto without such registration or qualification. If this option is not otherwise exercisable by reason of the foregoing sentence, the Company will take reasonable steps to comply with applicable state and federal securities laws in connection with such issuance.

     3. METHODS OF EXERCISE. This option is exercisable by delivery to the Company of written notice of exercise which specifies the number of shares to be purchased and the election of the method of payment therefor, which will be one of the methods of payment specified in subparagraph 10(c) of the Plan. If payment is otherwise than payment in full in cash, the method of payment is subject to the consent of the Committee. Upon receipt of payment for the shares to be purchased pursuant to the option or, if applicable, the shares to be delivered pursuant to the election of an alternative payment method, the Company will deliver or cause to be delivered to the


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

Optionee, to any other person exercising this option, or to a broker or dealer if the method of payment specified in clause (iv) of subparagraph 10(c) of the Plan is elected, a certificate or certificates for the number of shares with respect to which this option is being exercised, registered in the name of the Optionee or other person exercising the option, or if appropriate, in the name of such broker or dealer; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction over the exercise of this option will require the Company or Optionee (or other person exercising this option) to take any action in connection with the shares then being purchased, the delivery of the certificate or certificates for such shares may be delayed for the period necessary to take and complete such action.

     4. ACQUISITION FOR INVESTMENT. This option is granted on the condition that the acquisition of the Option Shares hereunder will be for the account of the Optionee (or other person exercising this option) for investment purposes and not with a view to resale or distribution, except that such condition will be inoperative if the Option Shares are registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such shares may be resold without registration. At the time of any exercise of the option, the Optionee (or other person exercising this option) will execute such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Optionee's (or such other person's) familiarity with restrictions on the resale of the Option Shares under applicable securities laws.

     5. DISPOSITION OF SHARES. The Optionee or any other person who may exercise this option will notify the Company within seven (7) days of any sale or other transfer of any Option Shares. If any class of equity securities of the Company is registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended, and the Optionee or any other person who may exercise this option is subject to section 16 of that Act by virtue of such Optionee's or person's relationship to the Company, the Optionee or other person exercising this Option agrees not to sell or otherwise dispose of any Option Shares unless at least six
(6) months have elapsed from the Effective Date.

     6. WITHHOLDING. As a condition to the issuance of any of the Shares under this Option, Optionee or any person who may exercise this Option authorizes the Company to withhold in accordance with applicable law from any salary, wages or other compensation for services payable by the Company to or with respect to Optionee any and all taxes required to be withheld by the Company under federal, state or local law as a result of such Optionee's or such person's receipt or disposition of Shares purchased under this Option. If, for any reason, the Company is unable to withhold all or any portion of the amount required to be withheld, Optionee (or any person who may exercise this Option) agrees to pay to the Company upon exercise of this Option an amount equal to the withholding required to be made less the amount actually withheld by the Company.

     7. GENERAL. This Agreement will be construed as a contract under the laws of the State of Delaware without reference to Delaware's choice of law rules. It may be executed in several counterparts, all of which will constitute one Agreement. It will bind and, subject to the terms of the Plan, benefit the parties and their respective successors, assigns, and legal representatives.

     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date first above written.

OPTIONEE:                              CHECKFREE CORPORATION



                                       By:
-------------------------                   -----------------------------
                                       Its:
                                            -----------------------------


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